AGREEMENT FOR FINANCIAL PUBLIC SUPPORT / RETAIL SUPPORT

This INVESTOR RELATION SERVICES Agreement (this "Agreement") is made effective as of February 24, 2000, by and between "REMEDENT USA, INC." ET. AL, and THE CHARTERBRIDGE FINANCIAL GROUP, INC. In this Agreement, the party who is contracting to receive the services shall be referred to as "REMM" or "CLIENT", and the party who will be providing the services shall be referred to as "CFG". CFG and "REMM" shall cumulatively referred to as "the parties" hereinafter.

1. DESCRIPTION OF SERVICES. Beginning on February 24, 2000, CFG will provide the following services (collectively, the "Services") to enhance REMM visibility and market value:

          A. Produce (Concept, Research, Writing, Printing) a CLIENT Shareholder Communication/Investor Relations piece which shall be distributed Bi-monthly (Every Other Month). This Investor
               Relations (hereinafter referred to as "IR") piece include relevant milestone updates, contract news, earnings/revenue growth updates, and financing news about CLIENT;

          B. Distribute to selective CFG shareholders via e-mail CLIENT news and information;

          C.   Monitor OTC Internet Message Boards regarding CLIENT;

          D.   Add CLIENT information to Interactive CFG portfolio page website;

          E. Participate in CLIENT due diligence presentation to market makers;

          F. Schedule live monthly radio interview featuring CLIENT (to be scheduled pursuant to availability);

          G. Assist in drafting press releases as is appropriate and in concert with CLIENT's milestones and newsworthy events;

          H.   Distribute press releases to CLIENT shareholders;

          I. *Distribute CLIENT news and relevant information to market makers, financial media, selected internet stock pages/threads and OTC analyst community;

          J.   Present CLIENT to various media, periodical sources;

          K.   Provide general financial public relations support to CLIENT; and

          L.   **Feature Company in Monthly "Live-Chat" Internet Broadcasts.

     *CLIENT agrees to complete and return signed PR Newswire membership application for distribution of press releases or provide PR Newswire account number to CFG.

     **Additional   charge  of  $1,800  per  live  chat  plus   production   and
     internet/broadcast fees.

2. PAYMENT FOR "IR" PRODUCTION SERVICES. REMM will pay annually for services described herein. The fees shall be payable as follows:

3.

               ****PLEASE REFER TO ATTACHED APPENDIX `A' FOR ****
                           ****CFG'S COMPENSATION****

4. REGISTRATION OF SHARES. CFG shall have `piggy-back' registration rights for all shares issued in accordance with this agreement. Appropriate registration shall be delivered to CFG within 3 business days of filing.

5. TERM/TERMINATION. This Agreement is a quarterly agreement for the term of one
(1) year and shall terminate automatically on February 23, 2001. However, the CLIENT or CFG shall have the right to terminate the balance of this agreement at any time after the 75th day following the mutual execution of this Agreement by the parties, providing written notice is given to the other party at least fifteen (15) days prior to the expiration of the current quarter of the Agreement. Quarterly payments of cash and/or stock shall become immediately due and payable upon termination.

6. NON CIRCUMVENTION. In and for valuable consideration, CLIENT hereby agrees that CFG may introduce it (whether written or oral, data, or otherwise made by CFG) to Opportunities, including, without limitation, existing or potential investors, lenders borrowers, trust, corporations, unincorporated business entities. CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning the Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of CFG, and shall be treated as confidential information. CLIENT shall not use such information except in the context of any joint venture with CFG, and never without CFG's prior written approval. CLIENT further agrees that they, nor their company, employees, affiliates or assigns, shall not enter into, or any of its affiliates, or accept any compensation or advantage in relation to the Opportunity except as directly through CFG, without the prior written approval of CFG. CFG is relying on CLIENT assent to these terms and their intent to be bound by the terms be evidence of their signature. Without CLIENT signed assent to these terms, CFG would introduce any Opportunity or disclose any confidential information to Second Party as herein described.

7. CONFIDENTIALITY. CFG will not at any time or in any manner, either directly or indirectly, use for the personal benefit of CFG, or divulge, disclose, or communicate in any manner any information that is proprietary to REMM without REMM's express written consent. CFG will protect such information and treat it as strictly confidential. This provision shall continue to be effective after the termination of this Agreement. Upon termination of this Agreement, CFG will return to REMM all records, notes, documentation and other items that were used, created, or controlled by CFG during the term of this Agreement.

8. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties, and there are no other promises or conditions in any other agreement whether oral or written.

9. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that nay provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

10. COUNTERPARTS. If any provision of this Agreement shall be held to be valid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of the Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

11. CHOICE OF LAW. This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of California.

12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration in accordance with its applicable rules, and judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Party contracting services:          Service Provider:

REMEDENT USA, INC.                   THE CHARTERBRIDGE FINANCIAL GROUP, INC.


By:                                  By:
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